UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2024

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St, Suite 660, Unit 51767, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, Mr. Joe Trelin tendered his resignation as Chairman and a Director of the Company, effective immediately. On February 20, 2024, the board of directors of the Company (the “Board”) accepted his resignation and agreed to vest the unvested portion of an option granted to Mr. Trelin June 28, 2023, amounting to 6,511 shares.

Pursuant to Rule 5605(b)(1) of the Rules of the Nasdaq Stock Market, (“Nasdaq”), a majority of the Board must be comprised of Independent Directors as defined in Rule 5605(a)(2). As a result of Mr. Trelin’s resignation, the Board currently consists of six directors of which three are considered Independent Directors. The Company is currently in discussions with one or more candidates to be appointed as an additional Independent Director, but no agreement has been reached regarding such appointment at this time. Pursuant to Rule 5605(b)(1)(A), the Company has a cure period, within which to restore the majority of Independent Directors, expiring on the earlier of the date of the next Annual Meeting or one year from the date of the vacancy (subject to a minimum period of 180 days from the date of the vacancy).

On February 20, 2024, the Board appointed Michael Thompson to the Audit Committee, in compliance with Rule 5605(c)(2)(A) of the Nasdaq Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: February 22, 2024	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer